CREDIT AGREEMENT

                          Dated as of February 12, 1998

                                      among

                            TRENDWEST RESORTS, INC.,



                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION
                                    as Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO












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                                TABLE OF CONTENTS

         Section                                                                                               Page

         ARTICLE I                                  DEFINITIONS.................................................  1

                  1.01  Certain Defined Terms...................................................................  1
                  1.02  Other Interpretive Provisions........................................................... 15
                  1.03  Accounting Principles................................................................... 16

         ARTICLE II                                 THE CREDITS................................................. 17

                  2.01  Amounts and Terms of Commitments........................................................ 17
                           (a) The Revolving Credit............................................................. 17
                  2.02  Loan Accounts........................................................................... 17
                  2.03  Procedure for Borrowing................................................................. 18
                  2.04  Conversion and Continuation Elections................................................... 18
                  2.05  Voluntary Termination or Reduction of
                  Commitments................................................................................... 20
                  2.06  Repayment............................................................................... 20
                  2.07  Interest................................................................................ 20
                  2.08  Fees.................................................................................... 21
                           (a)  Arrangement, Agency Fees........................................................ 21
                           (b)  Commitment Fees................................................................. 21
                  2.09  Computation of Fees and Interest........................................................ 21
                  2.10  Payments by the Company................................................................. 22
                  2.11  Payments by the Banks to the Agent...................................................... 22
                  2.12  Sharing of Payments, Etc................................................................ 23

         ARTICLE III                  TAXES, YIELD PROTECTION AND ILLEGALITY.................................... 24

                  3.01  Other Taxes............................................................................. 24
                  3.02  Illegality.............................................................................. 24
                  3.03  Increased Costs and Reduction of Return................................................. 25
                  3.04  Funding Losses.......................................................................... 25
                  3.05  Inability to Determine Rates............................................................ 26
                  3.06  Certificates of Banks................................................................... 26
                  3.07  Substitution of Banks................................................................... 26
                  3.08  Survival................................................................................ 27

         ARTICLE IV                            CONDITIONS PRECEDENT............................................. 27

                  4.01  Conditions of Initial Loans............................................................. 27
                           (a)      Credit Agreement............................................................ 27
                           (b)      Resolutions; Incumbency..................................................... 27
                           (c)      Organization Documents; Good Standing....................................... 27
                           (d)      Legal Opinions.............................................................. 28
                           (e)      Payment of Fees............................................................. 28
                           (f)      Certificate................................................................. 28
                           (g)      Other Documents............................................................. 28


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                  4.02  Conditions to All Borrowings............................................................ 28
                           (a)      Notice of Borrowing or
                           Conversion/Continuation.............................................................. 28
                           (b)      Continuation of Representations and
                           Warranties........................................................................... 29
                           (c)      No Existing Default......................................................... 29

         ARTICLE V                        REPRESENTATIONS AND WARRANTIES........................................ 29

                  5.01  Corporate Existence and Power........................................................... 29
                  5.02  Corporate Authorization; No Contravention............................................... 30
                  5.03  Governmental Authorization.............................................................. 30
                  5.04  Binding Effect.......................................................................... 30
                  5.05  Litigation.............................................................................. 30
                  5.06  No Default.............................................................................. 31
                  5.07  ERISA Compliance........................................................................ 31
                  5.08  Use of Proceeds; Margin Regulations..................................................... 32
                  5.09  Title to Properties..................................................................... 32
                  5.10  Taxes................................................................................... 32
                  5.11  Financial Condition..................................................................... 32
                  5.12  Environmental Matters................................................................... 33
                  5.13  Regulated Entities...................................................................... 33
                  5.14  No Burdensome Restrictions.............................................................. 33
                  5.15  Copyrights, Patents, Trademarks and Licenses,
                  etc........................................................................................... 33
                  5.16  Subsidiaries............................................................................ 33
                  5.17  Insurance............................................................................... 34
                  5.18  Swap Obligations........................................................................ 34
                  5.19  Full Disclosure......................................................................... 34

         ARTICLE VI                            AFFIRMATIVE COVENANTS............................................ 34

                  6.01  Financial Statements.................................................................... 34
                  6.02  Certificates; Other Information......................................................... 35
                  6.03  Notices................................................................................. 36
                  6.04  Preservation of Corporate Existence, Etc................................................ 37
                  6.05  Maintenance of Property................................................................. 37
                  6.06  Insurance............................................................................... 37
                  6.07  Payment of Obligations.................................................................. 38
                  6.08  Compliance with Laws.................................................................... 38
                  6.09  Compliance with ERISA................................................................... 38
                  6.10  Inspection of Property and Books and Records............................................ 38
                  6.11  Environmental Laws...................................................................... 39
                  6.12  Use of Proceeds......................................................................... 39
                  6.13  Interest Coverage Ratio................................................................. 39
                  6.14     Capitalization Ratio................................................................. 39

         ARTICLE VII                            NEGATIVE COVENANTS.............................................. 39

                  7.01  Limitation on Liens..................................................................... 39
                  7.02  Disposition of Assets................................................................... 41

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                  7.03  Consolidations and Mergers.............................................................. 41
                  7.04  Loans and Investments................................................................... 42
                  7.05  Transactions with Affiliates............................................................ 43
                  7.06  Use of Proceeds......................................................................... 43
                  7.07  Contingent Obligations.................................................................. 43
                  7.08  Joint Ventures.......................................................................... 44
                  7.09  Lease Obligations....................................................................... 44
                  7.10  Restricted Payments..................................................................... 44
                  7.11  ERISA................................................................................... 45
                  7.12  Change in Business...................................................................... 45
                  7.13  Accounting Changes...................................................................... 45
                  7.14  Agreements by Subsidiaries.............................................................. 45
                  7.15     Notes Receivable..................................................................... 45
                  7.16     Time Share Inventory................................................................. 45

         ARTICLE VIII                            EVENTS OF DEFAULT.............................................. 46

                  8.01  Event of Default........................................................................ 46
                           (a)      Non-Payment................................................................. 46
                           (b)      Representation or Warranty.................................................. 46
                           (c)      Specific Defaults........................................................... 46
                           (d)      Other Defaults.............................................................. 46
                           (e)      Cross-Default............................................................... 46
                           (f)      Insolvency; Voluntary Proceedings........................................... 47
                           (g)      Involuntary Proceedings..................................................... 47
                           (h)      ERISA....................................................................... 47
                           (i)      Monetary Judgments.......................................................... 48
                           (j)      Non-Monetary Judgments...................................................... 48
                           (k)      Change of Control........................................................... 48
                  8.02  Remedies................................................................................ 48
                  8.03  Rights Not Exclusive.................................................................... 48

         ARTICLE IX                                  THE AGENT.................................................. 49

                  9.01  Appointment and Authorization; "Agent".................................................. 49
                  9.02  Delegation of Duties.................................................................... 49
                  9.03  Liability of Agent...................................................................... 49
                  9.04  Reliance by Agent....................................................................... 50
                  9.05  Notice of Default....................................................................... 50
                  9.06  Credit Decision......................................................................... 51
                  9.07  Indemnification of Agent................................................................ 51
                  9.08  Agent in Individual Capacity............................................................ 52
                  9.09  Successor Agent......................................................................... 52
                  9.10  Withholding Tax......................................................................... 52

         ARTICLE X                                 MISCELLANEOUS................................................ 54

                  10.01  Amendments and Waivers................................................................. 54
                  10.02  Notices................................................................................ 55
                  10.03  No Waiver; Cumulative Remedies......................................................... 55
                  10.04  Costs and Expenses..................................................................... 56

                                                   iii

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                  10.05  Company Indemnification................................................................ 56
                  10.06  Payments Set Aside..................................................................... 57
                  10.07  Successors and Assigns................................................................. 57
                  10.08  Assignments, Participations, etc....................................................... 57
                  10.09  Confidentiality........................................................................ 59
                  10.10  Set-off................................................................................ 60
                  10.11  Automatic Debits of Fees............................................................... 60
                  10.12  Notification of Addresses, Lending Offices,
                  Etc........................................................................................... 60
                  10.13  Counterparts........................................................................... 60
                  10.14  Severability........................................................................... 60
                  10.15  No Third Parties Benefited............................................................. 61
                  10.16  Governing Law and Jurisdiction......................................................... 61
                  10.17  Waiver of Jury Trial................................................................... 61
                  10.18  Entire Agreement....................................................................... 61
                  10.19  Statute of Frauds...................................................................... 62

SCHEDULES

Schedule 2.01              Commitments
Schedule 5.05              Litigation
Schedule 5.07              ERISA
Schedule 5.11              Permitted Liabilities
Schedule 5.12              Environmental Matters
Schedule 5.16              Subsidiaries and Minority Interests
Schedule 5.17              Insurance Matters
Schedule 7.07              Contingent Obligations
Schedule 10.02             Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A                     Form of Notice of Borrowing
Exhibit B                     Form of Notice of Conversion/Continuation
Exhibit C-1                   Form of Quarterly Compliance Certificate
Exhibit C-2                   Form of Monthly Compliance Certificate
Exhibit D-1                   Form of Legal Opinion of Company's Washington
                              Counsel
Exhibit D-2                   Form of Legal Opinion of Company's Oregon
                              Counsel
Exhibit E                     Form of Assignment and Acceptance
Exhibit F                     Form of Promissory Note

                                       iv

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                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of February 12, 1998, among Trendwest Resorts, Inc., an Oregon corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association as agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

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                  "Agent-Related  Persons"  means BofA and any  successor  agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Applicable Margin" means, with respect to Base Rate Loans, 0%, and with respect to Offshore Rate Loans, 1%.

                  "Arranger" means BancAmerica Robertson Stephens, a Delaware corporation.

                  "Assignee" has the meaning specified in subsection
         10.08(a).

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the

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         same day by the Banks under Article II, and,  other than in the case of
         Base Rate Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco, or Seattle are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Change of Control" means Jeld-Wen, inc. shall cease to control the Company or cease to own beneficially at least
         51% of its voting stock.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment" means, as to each Bank, its Revolving Credit Commitment.

                  "Compliance Certificate" means a Quarterly Compliance Certificate or a Monthly Compliance Certificate.

                  "Consolidated Net Worth" means the consolidated shareholders' equity of the Company and its Subsidiaries.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet

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         item,  level of income or financial  condition of the primary  obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other
         related   document  or  obligation   requires  that  payment  for  such
         materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state

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         thereof,  and  having  a  combined  capital  and  surplus  of at  least
         $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.10(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above;

         Provided, that Indebtedness shall not include sales of Permitted Receivables sold pursuant to Permitted Receivables Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Liabilities" has the meaning specified in
         Section 10.05.

                  "Indemnified Person" has the meaning specified in
         Section 10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, (i) as to any Revolving Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan, and (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest
         Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                           (i) if any Interest  Period would  otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest  Period  pertaining  to an Offshore
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no  Interest  Period for any Loan shall  extend
                  beyond the Revolving Termination Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the
         Company and the Agent.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.

                  "Loan" means a Revolving  Loan by a Bank to the Company  under
         Article II, which may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

                  "Loan Documents" means this Agreement, any Notes, and the Fee Letter.

                  "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
         (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                  "Monthly Compliance Certificate" means a certificate substantially in the form of Exhibit C-2.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =           LIBOR
                         1.00 - Eurodollar Reserve Percentage

         Where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR"   means  the  rate  of  interest   per  annum
                  determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in subsection 10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in
         Section 7.01.

                  "Permitted Receivables" shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its
         Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

                  "Permitted Receivables Purchase Facility" shall mean any agreement of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                  "Quarterly Compliance Certificate" means a certificate substantially in the form of Exhibit C-1.

                  "Reference Bank" means BofA.

                  "Replacement Bank" has the meaning specified in
         Section 3.07.

                  "Reportable  Event"  means,  any of the  events  set  forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "Revolving Commitment," as to each Bank, has the meaning specified in Section 2.01.

                  "Revolving Loan" has the meaning specified in
         Section 2.01.

                  "Revolving Termination Date" means the earlier to occur of:

                           (a)      February 12, 2001; and

                           (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                           "SEC" means the Securities and Exchange
         Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Surety  Instruments"  means all letters of credit  (including
         standby  and  commercial),   banker's  acceptances,   bank  guaranties,
         shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined [by the Company] based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "Type" has the meaning specified in the definition of "Loan."

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Vacation Credits" means ownership interests in WorldMark, The Club that (i) entitle the owner to use a fully-furnished vacation resort unit based on the number of Vacation Credits purchased and (ii) are created through the transfer to WorldMark, the Club of resort units developed or purchased by the Company in exchange for the right to sell Vacation Credits in these properties based on the number of credits available, as determined using a formula based on the number of user days available and the relative value of each property.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02  Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03  Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

         2.01  Amounts and Terms of Commitments.

                  (a) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.01 (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Revolving Credit Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the combined Revolving Credit Commitments.

                  (b)  Within  the  limits  of  each  Bank's   Revolving  Credit
Commitment, and subject to the other terms and conditions hereof, the Company may borrow, prepay, and reborrow.

         2.02  Loan Accounts.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be, absent manifest error, conclusive evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03  Procedure for Borrowing.

                  (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. Seattle time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                    (A) the amount of the Borrowing, which shall
                  be in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                                    (B)     the requested Borrowing Date, which
                  shall be a Business Day;

                                    (C)     the Type of Loans comprising the
                  Borrowing; and

                                    (D)  the  duration  of the  Interest  Period
                  applicable to any Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing of a Revolving Loan and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (Seattle time) on the Borrowing Date requested by the Company in funds immediately available to the Agent the amount of such Bank's Pro Rata Share of each Borrowing of a Revolving Loan. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         2.04  Conversion and Continuation Elections.  (a)  The
Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans (other than Swing Loans), or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                  (b)    The    Company    shall    deliver    a    Notice    of
Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (Seattle time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                    (A)     the proposed Conversion/Continuation
                  Date;

                                    (B)     the aggregate amount of Loans to be
                  converted or continued;

                                    (C)     the Type of Loans resulting from the
                  proposed conversion or continuation; and

                                    (D)  other  than in the case of  conversions
                  into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

        2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro
Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.


        2.06 Repayment. The Company shall repay to the Agent for the account of the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

        2.07  Interest.

                (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

        2.08  Fees.

                (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated November 18, 1997.

                (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 0.3% per annum. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on March 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        2.09  Computation of Fees and Interest.

                (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

        2.10  Payments by the Company.

                (a) All payments to be made by the Company shall be made without set-off, recoupment, counterclaim or other deduction. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Seattle time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (Seattle time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.11  Payments by the Banks to the Agent.

                (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.12 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of
(i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01  Other Taxes.  The Company shall pay all Other Taxes.

        3.02  Illegality.

                (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

        3.03  Increased Costs and Reduction of Return.

                (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

        3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c)  the   prepayment   or  other   payment   (including   after
acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (d) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.07(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

        3.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

        3.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution (which shall, in any event, be an Eligible Assignee) satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii), or of an existing Bank under clause (ii), shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld) and shall be effected in accordance with the assignment provisions contained in Section 10.08; provided, however, that the Company shall be liable to any Affected Bank for any amounts arising under Section 3.04 as a result of a Bank's or Replacement Bank's acquisition of such Affected Bank's Commitment or Loans on a date other than the last day of the applicable Interest Period for Offshore Loans then outstanding.

        3.08 Survival.  The  agreements  and  obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

        4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                (a) Credit Agreement. This Agreement executed by each party thereto;

                (b)          Resolutions; Incumbency.

                             (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                             (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;


                (c) Organization Documents; Good Standing. Each of the following documents:

                             (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing

        Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                             (ii) a good standing certificate for the Company from the Secretary of State of Oregon and the Secretary of State of Washington.

                (d) Legal Opinions. An opinion of Robert Klein, Washington counsel to the Company, and of Heidi Neel, Oregon counsel to the Company, each addressed to the Agent, substantially in the form of Exhibit D-1 and Exhibit D-2, respectively.

                (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.08 and 10.04;

                (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                             (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                             (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                             (iii)  there has occurred since December 31,
        1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse
        Effect; and

                (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

        4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

                (a)          Notice of Borrowing or Conversion/Continuation.
The Agent shall have received (with, in the case of the initial
Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

                (d) In the case of a Borrowing, the total principal amount of Loans outstanding as a result of Loans made on any Borrowing Date shall not exceed the sum of (i) 50% of inventory, including (x) costs of unsold Vacation Credits and (y) construction in progress, and (ii) 75% of Unencumbered Notes Receivable, determined in each case as of the date of the most recent Monthly Compliance Certificate furnished pursuant to subsection 6.02(c). "Unencumbered Notes Receivable" means notes receivable, net of allowance for doubtful accounts and sales returns and net of residual interest in notes receivable sold.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Agent and each Bank that:

        5.01 Corporate Existence and Power. The Company and each of its Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of the Company's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                (c)          violate any Requirement of Law.

        5.03  Governmental  Authorization.   No  approval,  consent,  exemption,
authorization,   or  other  action  by,  or  notice  to,  or  filing  with,  any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

        5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

        5.07  ERISA Compliance.  Except as specifically disclosed in
Schedule 5.07:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has requested a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would prevent receipt of such a letter. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        5.11  Financial Condition.

                (a) The unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                             (i)  were prepared in accordance with GAAP
        consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                             (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                             (iii)  except as specifically disclosed in
        Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since September 30, 1997, there has been no Material Adverse Effect.

        5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        5.16 Subsidiaries. The Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 5.16.

        5.17 Insurance. Except as specifically disclosed in Schedule 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

        5.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

        5.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

        6.01 Financial Statements. The Company shall deliver to the Agent and each Bank, in form and detail satisfactory to the Agent and the Majority Banks:

                (a) As soon as available and in any event within 60 days after the close of each fiscal quarter of Company (90 days after the close of the fourth quarter), its unaudited (1) consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such fiscal quarter setting forth in comparative form the corresponding figures as at the end of the preceding fiscal quarter, and (2) consolidated statement of income, shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for such fiscal quarter of the Company and for the portion of the fiscal year ended with such period, setting forth in comparative form the corresponding figures for the previous fiscal quarter with transactions and account balances accounted for in conformity with GAAP applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the quarter.

                (b) As soon as available and in any event within 120 days after the close of each fiscal year of the Company, (1) the consolidated balance sheet of Company and its consolidated subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding figures as at the end of the preceding fiscal year, and (2) the consolidated statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for such fiscal year of the Company, setting forth in comparative form the corresponding figures for the previous fiscal year, prepared in conformity with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year. Such consolidated balance sheets and related statements of income, shareholders' equity and cash flows shall be accompanied by an unqualified report and opinion of KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing approved by Agent (the
"Independent Auditor"), which report and opinion shall be in accordance with generally accepted auditing standards relating to reporting or, if qualified, the opinion shall not be qualified due to any limitation in scope of the examination or due to any departure from any generally accepted accounting principles, and shall be accompanied by a statement of the Independent Auditor that, in making the audit necessary for the certification of such financial statements and such report, the Independent Auditor has obtained no knowledge of any Default or Event of Default hereunder or of any default under any other evidence of Indebtedness or, if in the opinion of the Independent Auditor any such Default shall exist, shall include a statement as to the nature and status thereof.

        6.02 Certificates; Other Information. The Company shall furnish to the Agent and each Bank:

                (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Quarterly Compliance Certificate executed by a Responsible
Officer;

                (b) within 45 days after the close of each calendar month a Monthly Compliance Certificate executed by a Responsible
Officer;

                (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                (e)  promptly,   such  additional   information   regarding  the
business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

        6.03 Notices. The Company shall promptly notify the Agent and each Bank:

                (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                             (i)   an ERISA Event;

                             (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                             (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 7.02.

        6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

        6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

        6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

        6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital, refinancing debt, making Acquisitions and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

        6.13 Interest Coverage Ratio. The Company shall maintain at the close of each fiscal quarter an Interest Coverage Ratio of at least 6.0 to 1.0. "Interest Coverage Ratio" means the ratio of (a) the consolidated net income of the Company and its Subsidiaries, determined in accordance with GAAP but without deducting expenses for interest, taxes on income, depreciation, or amortization, for the period of four consecutive fiscal quarters of the Company ending at the close of the fiscal quarter last ended to (b) the consolidated interest expense of the Company and the Subsidiaries for such period.

        6.14 Capitalization Ratio. The Company shall maintain as of the close of each fiscal quarter a Capitalization Ratio equal to or less than 1.0 to 2.0. "Capitalization Ratio" means the ratio of (a) Consolidated Indebtedness to (b) Consolidated Net Worth.
"Consolidated Indebtedness" means the consolidated Indebtedness of the Company and its Subsidiaries.



                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

        7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

                (b) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (c) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (d) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                (e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

                (f) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                (h) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis
Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the

Subsidiaries together in favor of any counterparty does not at any time exceed $1,000,000;

                (i) Liens on the Company's headquarters building securing Indebtedness not exceeding $10,000,000 at any time; and

                (j) Liens on other property securing Indebtedness; provided, that, (i) the aggregate amount of secured Indebtedness does not exceed 5% of Consolidated Net Worth and (ii) in the case of Indebtedness of a Subsidiary, the Indebtedness is permitted by Section 7.05.

        7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (b) the sale of equipment  to the extent that such  equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                (c) dispositions of property by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

                (d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; and

                (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, during any fiscal year shall not exceed 5% of Consolidated Net Worth at the close of the immediately preceding fiscal year.

        7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary;

                (c) the Company or any Subsidiary may sell assets to the extent permitted by subsection 7.02(d) or (e); and

                (d) the Company or any Subsidiary may enter into a merger if it is an Acquisition permitted by subsection 7.04(d).

        7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                (a) Investments held by the Company or Subsidiary in the form of cash equivalents;

                (b) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (c) Extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned
Subsidiaries to another of its Wholly-Owned Subsidiaries;

                (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the book value (as to the purchaser) of any such Acquisition shall not exceed at the time of such Investment 25% of Consolidated Net Worth as calculated immediately prior to such Acquisition, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

                (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                (f) Capital expenditures in connection with lines of business currently conducted by Company or by the Subsidiary making the expenditure; and

                (g) Secured loans made by the Company to developers to finance property development when the property is mortgaged to the Company to secure the loan, the amount of the loan does not exceed the value of the land, the proceeds of the loan are used for construction of condominium units and related amenities, and the Company has the right or obligation to purchase the property from the developer upon completion of construction.

        7.05 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

        7.06  Use of Proceeds.

                (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

        7.07 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b)          Permitted Swap Obligations;

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 7.07; and

                (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business.

        7.08 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

        7.09 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business;

                (c) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions permitted under subsection 7.02(d);

                (d) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that in the case of a Subsidiary the capital lease is permitted under subsection 7.05(c).

        7.10 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

                (a) the Company may (i) declare and make dividend payments or other distributions payable solely in its common stock and (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                (b) a Wholly-Owned Subsidiary may declare or pay cash dividends to its stockholders.

        7.11 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $1,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.12 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

        7.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

        7.14 Agreements by Subsidiaries. No Subsidiary except TW Holdings, Inc. shall enter into any agreement that restricts dealings between the Company and such Subsidiary, including any agreement that prohibits or restricts the ability of such Subsidiary to pay dividends or to make loans or advances to the Company.

        7.15 Notes Receivable. The Company shall not suffer or permit either the number or amount of Past-Due Notes Receivable to exceed 7.5% of the total number or amount of Notes Receivable at the close of any calendar month, and shall not suffer or permit either the number or amount of Delinquent Notes Receivable to exceed 12% of the total number or amount of Notes Receivable at the close of any period of two consecutive calendar months. "Notes Receivable" means installment notes receivable generated by sales of Vacation Credits and secured by an interest in the related Vacation Credits, the amount of which shall be calculated net of allowance for doubtful accounts, sales returns, and deferred gross profit. "Past-Due Notes Receivable" are Notes Receivable more than 30 days but not more than 90 days past-due. "Delinquent Notes Receivable" are Notes Receivable more than 90 days past-due.

        7.16 Time Share Inventory. The Company shall not suffer or permit the amount of its inventory at the close of any fiscal quarter, including (i) costs of unsold Vacation Credits and (ii) construction in progress, to exceed 40% of aggregate Vacation Credit sales revenues, net of rescissions, reversals, and cash discounts, for the period of four consecutive fiscal quarters then ended.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 3 Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 6.03, 6.13 or 6.14 or in Article VII other than
Section 7.05, 7.12 or 7.13 thereof; or

                (d) Other Defaults. The Company [or any Subsidiary party thereto] fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, [and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or

                (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

                (i) Monetary Judgments. One or more non- interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k)          Change of Control.  There occurs any Change of
Control.

        8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;


                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

        8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

        9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of

Default as it shall deem advisable or in the best interest of the Banks.

        9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

        9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

        9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the
Agent:

                             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                             (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                (e) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04  Costs and Expenses.  The Company shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

        10.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, that the assigning Bank shall either assign all of its Loans and Commitment or else retain at least $10,000,000 of the amount of its Loans and Commitment immediately prior to the assignment; and provided further, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any

Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $4,000.

                (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a) and that the assigned Loans are evidenced by Notes), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in all or any portion of any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any
Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

        10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or any of its Affiliates to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        10.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT SITTING IN SEATTLE, WASHINGTON AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

        10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        10.19  Statute of Frauds.  ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Seattle, Washington by their proper and duly authorized officers as of the day and year first above written.


                           TRENDWEST RESORTS, INC.



                           By:
                           Title:




                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Agent



                           By:
                           Title:




                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Bank




                           By:
                           Title:

                                THE FIRST NATIONAL BANK OF CHICAGO



                                By:
                                Title:





                                NATIONSBANK, N.A.



                                By:
                                Title:

                                  SCHEDULE 2.01




                                   COMMITMENTS
                               AND PRO RATA SHARES



                                                Pro Rata
         Bank                    Commitment      Share

Bank of America National
Trust and Savings
Association                      $10,000,000     33.3%

First National Bank of
Chicago                          $10,000,000     33.3%

NationsBank, N.A._               $10,000,000     33.3%
                                 -----------     -----


        TOTAL                    $30,000,000     100%

                                    EXHIBIT A

                               NOTICE OF BORROWING


                                                          Date:_________, ____


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among
                                 ----------------
         Trendwest Resorts, Inc., certain Banks which are signatories thereto, and Bank of America National Trust and Savings Association, as Agent

         Bank of American National Trust and Savings Association,
           as Agent
         Agency Administrative Services #5596
         1850 Gateway Boulevard, 5th Floor
         Concord, CA  94520-3281
         Attention:  Trendwest Resorts AO

         Fax:  (510) 675-8500
         Phone:  (510) 675-8431

Ladies and Gentlemen:

         The undersigned, Trendwest Resorts, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

                  1.  The Business Day of the proposed Borrowing is
                                 ,      .

                  2.  The aggregate amount of the proposed Borrowing is
         $                     .

                  3.  The Borrowing is to be comprised of $
         of [Base Rate] [Offshore Rate] Loans.

                  4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default exists or shall result from such proposed Borrowing; and

                  (c) the proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.


                                TRENDWEST RESORTS, INC.



                                By:

                                Name:

                                Title:

                                    EXHIBIT B

                        NOTICE OF CONVERSION/CONTINUATION


                                                     Date: _______, ___


To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among
                                 ----------------
         Trendwest Resorts, Inc., certain Banks which are signatories thereto, and Bank of America National Trust and Savings Association, as Agent

         Bank of American National Trust and Savings Association,
           as Agent
         Agency Administrative Services #5596
         1850 Gateway Boulevard, 5th Floor
         Concord, CA  94520-3281
         Attention:  Trendwest Resorts AO

         Fax:  (510) 675-8500
         Phone:  (510) 675-8431

Ladies and Gentlemen:

         The undersigned, Trendwest Resorts, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

                  1.  The Conversion/Continuation Date is             ,
               .

                  2.  The aggregate amount of the Loans to be [converted]
         [continued] is $              .

                  3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

                  4. The duration of the Interest Period for Offshore Rate Loans included in the [conversion] [continuation] shall
         be      months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default exists or shall result from such proposed [conversion] [continuation]; and

                  (c) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.



                          TRENDWEST RESORTS, INC.



                          By:

                          Name:

                          Title:

                                   EXHIBIT C-1


                             TRENDWEST RESORTS, INC.
                        QUARTERLY COMPLIANCE CERTIFICATE



                                    Financial
                                                     Statement Date:_____, ____

TO:      Bank of America National Trust and Savings Association,
           as Agent

         Seafirst-Commercial Wholesale Banking
         Northwest National Accounts #61101
         701 5th Avenue, CSC-12
         Seattle, WA  98104
         Attention:  Stan Diddams, Vice President

         and

         Credit Products #5771
         555 California Street, 41st Floor
         San Francisco, CA  94104-1502
         Attention:  Matthew A. Gabel, Vice President

         Reference is made to that certain Credit Agreement dated as of February 12, 1997 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Trendwest Resorts, Inc., an Oregon corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of Trendwest Resorts, Inc., hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [6.01(a)] of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, ____ and
(b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each

                                      C-1-1
case  in  comparative  form  the  figures  for the  previous  fiscal  year,  and accompanied by the unqualified opinion of KPMG Peat Marwick LLP, or other nationally-recognized independent public accounting firm, which states that such consolidated financial statements present fairly the financial position of the Company and its consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [6.01(b)] of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, ____, and (b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter. Such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and present fairly, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default, including, without limitation under subsection 8.01(e) of the Credit Agreement.

         4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios in Schedule 2 refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Credit Agreement.


                                      C-1-2

         IN WITNESS WHEREOF, the undersigned has executed this
Certificate as of                    ,      .


                                                     TRENDWEST RESORTS, INC.



                                                     By:

                                      Name:

                                     Title:

                                      C-1-3

                                   Schedule 2
                                       to
                             TRENDWEST RESORTS, INC.

                        QUARTERLY COMPLIANCE CERTIFICATE


                                Financial Statement Date:  _______________


Section 6.13 - Interest Coverage Ratio

         Net Income                             $__________

         Plus:  Income Tax Provision             __________

         Plus:  Interest Expense                 __________

         Plus:  Depreciation                     __________

         Plus:  Amortization                     __________

(a)      EBITDA                                 $__________

         Divided by:

(b)      Interest Expense                       $__________

(c)      (a / b)                                        ___

         Minimum Permitted                              6.0


Section 6.14 - Capitalization Ratio

         Notes Payable                          $__________

         Plus:  Capital Lease Obligations        __________

(a)      Consolidated Indebtedness              $__________

         Divided by:

(b)      Shareholders' equity                   $__________

(c)      (a / b)                                       ___%

         Maximum Permitted                              50%

                                      C-1-4

Section 7.16 - Time Share Inventory

         Unsold Vacation Credits                                 $__________

         Plus:  Construction in progress                           __________

(a)      Total Inventory                                          $__________

         Divided by:

(b)      Prior four (4) quarter Vacation Credit sales,
         revenues, net                                            $__________

(c)      (a / b)                                                           ___%

         Maximum Permitted                                                 40%


Section 7.01 - Limitation on Liens

(a)      Total Secured Debt                                       $__________

(b)      Consolidated Net Worth                                   $__________

(c)      (a / b)                                                          ___%

         Maximum Permitted                                                  5%



                                      C-1-5

                                   EXHIBIT C-2


                             TRENDWEST RESORTS, INC.
                         MONTHLY COMPLIANCE CERTIFICATE



                                    Calendar Month Ending: _________,_______


TO:      Bank of America National Trust and Savings Association,
           as Agent

         Seafirst-Commercial Wholesale Banking
         Northwest National Accounts #61101
         701 5th Avenue, CSC-12
         Seattle, WA  98104
         Attention:  Stan Diddams, Vice President

         and

         Credit Products #5771
         555 California Street, 41st Floor
         San Francisco, CA  94104-1502
         Attention:  Matthew A. Gabel, Vice President

         Reference is made to that certain Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Trendwest Resorts, Inc., an Oregon corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of Trendwest Resorts, Inc., hereby certifies as of the date hereof that he/she is the ____________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

         1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the calendar month ended __________, _____.

         2. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or

                                      C-2-1
satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default, including, without limitation under subsection 8.01(e) of the Credit Agreement.

         3. The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this
Certificate as of                    ,      .


                                                     TRENDWEST RESORTS, INC.



                                                     By:

                                      Name:

                                     Title:

                                      C-2-2

                                   Schedule 1
                                       to
                             TRENDWEST RESORTS, INC.

                         MONTHLY COMPLIANCE CERTIFICATE


                                               Month Ended:  _______________


Section 7.15 Notes Receivable Past Due and Delinquent

                                         1                           2
                                                                  Balances
                                     # of Loans                 Outstanding

(a)                                    __________                 $__________

         Outstanding Past Due Amount
(b)            31 - 90 Days            __________                 $__________

(c)                b / a               __________                 $__________

           Maximum Permitted:                7.5%                        7.5%

         Outstanding Delinquent Amount
(d)              >91 days              __________                 $__________

(e)                d / a               __________                 $__________

           Maximum Permitted for any two
           (2) Consecutive Months:            12%                        12%




                                      C-2-3

Section 4.02(d) - Borrowing Base Availability Calculation

         Notes Receivable                                     $__________

         Less:  Allowance for doubtful accounts,               __________

         Less:  Allowance for sales returns,                   __________

         Less:  Residual interest in notes receivable sold     __________

(a)      Unencumbered Notes Receivable                        $__________

(b)      NR Advance Rate                                              75%

(c)      Notes Receivable available for Advances
                  (a x b)                                     $__________

         Unsold Vacation Credits                              $__________

         Construction in Progress                              __________

              (Lower of Cost or Net Realizable Value)          __________

(d)      Total Inventory                                      $__________

(e)      Inventory Advance Rate                                       50%

(f)      Inventory available for Advances
                  d x e                                       $__________

         Total Available Funds (< $30,000,000)
                  c + f                                       $__________




                                      C-2-4

                                   EXHIBIT D-1

                 FORM OF OPINION OF COMPANY'S WASHINGTON COUNSEL

                   [on letterhead of Trendwest Resorts, Inc.]


                               February ___, 1998




Bank of America National Trust and Savings Association as agent under the Credit
  Agreement (as hereinafter defined)
555 California Street, 41st Floor
San Francisco, California

Ladies and Gentlemen:

         I have acted as Washington counsel to Trendwest Resorts, Inc. an Oregon corporation (the "Corporation"), in connection with the transaction contemplated by the Credit Agreement dated as of February 12, 1998, (the "Credit Agreement") between the Corporation, you, and the other financial institutions party thereto. This opinion letter is provided to you at the request of the Corporation pursuant to Section 4.01(d) of the Credit Agreement. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Credit Agreement.

         I have examined the originals or copies of such documents, certificates and records as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. I have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to me as originals, the conformity to the originals of all documents, certificates and records submitted to me as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

         This opinion letter is subject to all assumptions, qualifications and limitations not inconsistent herewith that are described in the Legal Opinion Accord of the ABA Section of Business Law (1991) at Section 4 ("Reliance by Opinion Giver on Assumptions"), Section 14 ("Other Common Qualifications"),

                                      D-1-1

Bank of America National Trust
  and Savings Association
Page 2



Section 16 ("No Violation of Law") and Section 19 ("Specific
Legal Issues").

         The law covered by opinions expressed herein is limited to the Federal law of the United States and the law of the State of Washington. I express no opinion with respect to the laws, regulations or ordinances of any county, municipality or other local governmental agency.

         As used in this opinion letter, the expression "to my knowledge" or expressions of like import means my conscious awareness of facts or other information and does not include information that might be revealed if there were to be undertaken a canvass of all offices of the Corporation or a review of all of its files. Except as otherwise set forth herein, I have not reviewed any agreements, orders, writs, judgments or decrees.

         For purposes of this opinion letter I also assume that: the Corporation is duly incorporated and validly existing under the laws of the State of Oregon; the Corporation has corporate power and authority to enter into and perform the Credit Agreement; and the execution, delivery and performance of the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Corporation.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Corporation has received a certificate of authority to transact business as a foreign corporation in the States of
Washington, ___________________, ________________________, and
-----------------------.

         2. The Credit Agreement has been duly executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except:

         (a) The enforceability thereof may be affected by bankruptcy, insolvency, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, including without limitation, equitable defenses and concepts of materiality, reasonableness, unconscionability, impracticability, impossibility, good faith and fair dealing, and the possible

                                      D-1-2

Bank of America National Trust
  and Savings Association
Page 3



unavailability of specific performance or injunctive relief, whether applied in an action at law or in equity;

         (b) The courts of the State of Washington will consider extrinsic evidence of circumstances surrounding the making of the Credit Agreement to ascertain the intent of the parties in using the language employed therein, even when such language is unambiguous, and may incorporate additional or supplementary terms into the Credit Agreement in order to effectuate the intent of the parties; and

         (c) While certain provisions of the Credit Agreement may be unenforceable, such unenforceability will not in our opinion render the Credit Agreement invalid as a whole or preclude (i) judicial enforcement of the obligation of the Corporation to repay the indebtedness evidenced by the Credit Agreement, together with interest thereon (to the extent not deemed a penalty) or (ii) acceleration of the obligation of the Corporation to repay such indebtedness upon material default by the Corporation in payment of the principal of or interest on such indebtedness or upon material default in any other material provision of the Credit Agreement (to the extent the Credit Agreement provides for such acceleration).

         3. Execution and delivery by the Corporation of, and performance of its agreements in, the Agreement do not (i) breach or result in a default under any existing material obligation of the Corporation under any indenture, mortgage, contract or other agreement to which the Corporation is a party and of which I have knowledge, or (ii) breach or otherwise violate any existing material obligation of the Corporation under any court or administrative order, writ, judgment or decree of which I have knowledge that names the corporation and is specifically directed to it or its property

         4. Execution, delivery and performance by the Corporation of the Agreement do not violate applicable provisions of statutory law or regulations.

         5. No authorization, consent or approval of, filing with, or other action by, any governmental authority is required for the execution and delivery of the Credit Agreement by the Corporation or the repayment of the Loans by the Corporation.


                                      D-1-3

Bank of America National Trust
  and Savings Association
Page 4



         6. I confirm to you that, to my knowledge, there are no actions or proceedings against the Corporation, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to impair the enforceability of the Credit Agreement or (ii) except as disclosed in Schedule
5.05 to the Credit Agreement, if determined adversely to the Corporation, would result in a judgment or order against the Corporation (in excess of insurance coverage) for more than $500,000 in any one case or $1,000,000 in the aggregate.

         This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

         A copy of this opinion letter may be delivered by you to each Bank, and they may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, my prior written consent.

                                                     Very truly yours,




                                                     ROBERT KLEIN

                                      D-1-4

                                   EXHIBIT D-2

                   FORM OF OPINION OF COMPANY'S OREGON COUNSEL

                        [on letterhead of Jeld-Wen, inc.]


                               February ___, 1998




Bank of America National Trust and Savings Association as agent under the Credit
  Agreement (as hereinafter defined)
555 California Street, 41st Floor
San Francisco, California

Ladies and Gentlemen:

         I have acted as Oregon counsel to Trendwest Resorts, Inc. an Oregon corporation (the "Corporation") and a subsidiary of Jeld-Wen, inc., in connection with the transaction contemplated by the Credit Agreement dated as of February 12, 1998 (the "Credit Agreement") between the Corporation, you, and the other financial institutions party thereto. This opinion letter is provided to you at the request of the Corporation pursuant to Section 4.01(d) of the Credit Agreement. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Credit Agreement.

         I have examined the originals or copies of such documents, certificates and records as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. I have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to me as originals, the conformity to the originals of all documents, certificates and records submitted to me as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

         This opinion letter is subject to all assumptions, qualifications and limitations not inconsistent herewith that are described in the Legal Opinion Accord of the ABA Section of Business Law (1991) at Section 4 ("Reliance by Opinion Giver on

                                      D-2-1

Bank of America National Trust
  and Savings Association
Page 2



Assumptions"), Section 16 ("No Violation of Law") and Section 19 ("Specific Legal Issues").

         The law covered by opinions expressed herein is limited to the Federal law of the United States and the law of the State of Oregon. I express no opinion with respect to the laws, regulations or ordinances of any county, municipality or other local governmental agency.

         As used in this opinion letter, the expression "to my knowledge" or expressions of like import means my conscious awareness of facts or other information and does not include information that might be revealed if there were to be undertaken a canvass of all offices of the Corporation or a review of all of its files. Except as otherwise set forth herein, I have not reviewed any agreements, orders, writs, judgments or decrees.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Corporation is a corporation duly incorporated and validly existing under the laws of the State of Oregon and has the corporate power and corporate authority to own and operate its properties and assets and, to our knowledge, to engage in the business that it now carries on.

         2. The Corporation has corporate power and authority to enter into and perform the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Corporation, and the Agreement has been duly executed and delivered by the Corporation.

         3. Execution and delivery by the Corporation of, and performance of its agreements in, the Agreement do not (i) violate the Corporation's articles of incorporation or bylaws, (ii) breach or result in a default under any existing material obligation of the Corporation under any indenture, mortgage, contract or other agreement to which the Corporation is a party and of which I have knowledge, or (iii) breach or otherwise violate any existing material obligation of the Corporation under any court or administrative order, writ, judgment or decree of which I have knowledge that names the corporation and is specifically directed to it or its property


                                      D-2-2

Bank of America National Trust
  and Savings Association
Page 3



         4. Execution, delivery and performance by the Corporation of the Agreement do not violate applicable provisions of statutory law or regulations.

         5. No authorization, consent or approval of, filing with, or other action by, any governmental authority is required for the execution and delivery of the Credit Agreement by the Corporation or the repayment of the Loans by the Corporation.

         6. I confirm to you that, to my knowledge, there are no actions or proceedings against the Corporation, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to impair the enforceability of the Credit Agreement or (ii) except as disclosed in Schedule
5.05 to the Credit Agreement, if determined adversely to the Corporation, would result in a judgment or order against the Corporation (in excess of insurance coverage) for more than $500,000 in any one case or $1,000,000 in the aggregate.

         This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

         A copy of this opinion letter may be delivered by you to each Bank, and they may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, my prior written consent.

                                                     Very truly yours,




                                                     HEIDI NEEL

                                      D-2-3

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



         This  ASSIGNMENT  AND  ACCEPTANCE   AGREEMENT  (this   "Assignment  and
Acceptance")    dated    as   of    __________,    _____    is   made    between
______________________________ (the "Assignor") and
__________________________ (the "Assignee").


                                    RECITALS

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Trendwest Resorts, Inc., an Oregon corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [no Committed Loans are outstanding under the Credit Agreement];

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans,] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its indemnity rights under the Loan Documents (including rights arising under Article III and Sections 10.04 and 10.05 of the Credit Agreement) to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's
Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's
Commitment will be $__________.

         2.       Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans. [Add, if applicable, payment of accrued interest on, and fees with respect to, Committed Loans assigned.]

                  (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in subsection 10.08(a) of the Credit Agreement.

         3.       Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and Committed Loans] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                             (i)    this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;

                            (ii)    the consent of the Company and the Agent
required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under subsection 10.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii)    the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;

                            (iv)    the Assignee shall have complied with
subsection 9.10(a) of the Credit Agreement (if applicable); and

                             (v)    the processing fee referred to in
Section 2(b) hereof shall have been paid to the Agent.

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6.       Agent.

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

                  [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         7.       Withholding Tax.

         The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WASHINGTON. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Washington over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Washington State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                     [ASSIGNOR]


                                                     By:

                                      Name:

                                     Title:



                                     [ASSIGNEE]


                                                     By:

                                      Name:

                                     Title:

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                     ---------------, -----



Bank of America National Trust and Savings Association,
  as Agent
1850 Gateway Boulevard, 5th Floor
Concord, CA  94520-3281
Attn:  Agency Administrative Services #5596
Re:  Trendwest Resorts

Bank of America National Trust and Savings Association,
  as Agent
Credit Products #5771
555 California Street, 41st Floor
San Francisco, CA  94104-1502
Attention:  Matthew A. Gabel, Vice President

Trendwest Resorts, Inc.
12301 N.E. 10th Place
Bellevue, WA   98005
Attn:  Gary A. Florence

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Trendwest Resorts, Inc. (the "Company"), the Banks referred to therein, and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor")1 to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and the aggregate amount of its outstanding Loans is $_____________].

--------
1 See Section 10.08 of Credit Agreement regarding circumstances under which Company consent is or is not required.

             2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company, to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

             3.   The following administrative details apply to the
Assignee:

                  (A)      Notice Address:

                           Assignee name: __________________________
                           Address:  _______________________________
                                     -------------------------------
                           Attention:  _____________________________
                           Telephone:  (___) _______________________
                           Telecopier:  (___) ______________________
                           Telex (Answerback):  ____________________

                  (B)      Payment Instructions:

                           Account No.:  ___________________________
                                    At:  ___________________________
                                         ---------------------------
                                         ---------------------------
                           Reference:    ___________________________
                           Attention:    ___________________________

             4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

             IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                                     Very truly yours,

                                                     [NAME OF ASSIGNOR]


                                                     By:

                                      Name:

                                     Title:



                                                     By:

                                      Name:

                                     Title:


1424\80\00006.AGM/2.5.98
Seattle
                                       E-9

                                                     [NAME OF ASSIGNEE]


                                                     By:

                                      Name:

                                     Title:



                                                     By:

                                      Name:

                                     Title:



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


TRENDWEST RESORTS, INC.


By:

Name:

Title:



By:

Name:

Title:



BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:

Name:

Title:

                                    EXHIBIT F


                             FORM OF PROMISSORY NOTE



                                                             [Seattle, WA]

$-----------------                                     ------------, -----



         FOR VALUE RECEIVED, the undersigned, Trendwest Resorts, Inc., an Oregon corporation (the "Company"), hereby promises to pay to the order of (the "Bank") the principal sum of Dollars ($ ) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement dated as of February 12, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in Seattle
                                       F-1
accordance with, the laws of the State of Washington applicable to contracts made and to be performed entirely within such State.



                             TRENDWEST RESORTS, INC.




                                            By:

                                            Name:

                                            Title:

                                                          Schedule A to Note




                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS






                 (2)           (3)           (4)
               Amount       Maturity      Amount of
                 of          Date of        Base          (5)
    (1)         Base          Base        Rate Loan     Notation
   Date       Rate Loan     Rate Loan       Repaid      Made By

                                                       Schedule B to Note




            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS





                 (2)           (3)           (4)
                Amount      Maturity       Amount of
                  of        Date of        Offshore        (5)
    (1)        Offshore     Offshore       Rate Loan    Notation
   Date       Rate Loan     Rate Loan       Repaid      Made By